UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2013

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, of principal executive offices) (Zip Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 12, 2013, Arthur J. Gallagher & Co. (the “Company”) acquired Bollinger, Inc. (“Bollinger”), a retail property and casualty insurance broker, wholesale broker and program manager, and employee benefits broker and consultant. Bollinger has approximately 500 employees and operates out of eight offices throughout New Jersey, New York, Pennsylvania and Connecticut.

The acquisition was effected pursuant to an Agreement and Plan of Reorganization (the “Agreement”), by and among the Company, JPGAC, LLC, a Delaware limited liability company (“Merger Sub”), Bollinger, Bollinger Holdings, Inc., a Delaware corporation (“Holdings”), Evercore Capital Partners II L.P., a Delaware limited partnership, and Management Group, LLC, a Delaware limited liability company. Upon entering into the Agreement, Holdings merged with and into Merger Sub, with Merger Sub being the surviving entity (the “Surviving Company”) and continuing as a wholly-owned subsidiary of the Company (the “Merger”).

As a result of the Merger, all outstanding shares of Holdings common stock, par value $0.01 per share (“Holdings Common Stock”) were canceled and all the rights and obligations of Holdings vest in the Surviving Company. Pursuant to the terms of the Agreement, the Company paid a total of approximately $172 million in cash, which was used to repay Holdings’ outstanding indebtedness, pay certain transaction expenses, with the remaining $16.56 million, after the deduction of the escrow holdback as described below, being paid to holders of Holdings common stock. The Company also issued to the holders of Holdings common stock $140 million, or 3,177,486 shares, of its common stock, par value $1.00 per share (collectively, the “Merger Consideration”). The Company paid the cash portion of the Merger Consideration using cash from operations and borrowings under its credit agreement. In addition, there will be a customary post-closing working capital adjustment to the Merger Consideration.

The Agreement contains customary warranties with respect to matters such as operation of the acquired business, regulatory compliance, litigation and taxes, as well as customary covenants with respect to indemnification of certain identified liabilities, insurance, litigation support and employee benefits. The Company held back $22 million of the Merger Consideration and placed it in escrow as partial security of these indemnification obligations.

A copy of the Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

Item 8.01	Other Events.

On August 12, 2013, the Company issued a press release announcing entry into the Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Dated August 12, 2013	By:	/S/ WALTER D. BAY
Walter D. Bay Vice President, General Counsel and Secretary